                                                                     EXHIBIT 4.7

                                AMENDMENT NO. 1
                                      TO
                             AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of December ___, 2001, by and among Advance Holding Corporation, a Virginia corporation ("Holding"), Advance Auto Parts, Inc., a Delaware corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV" or the "FS Stockholder"), Ripplewood Partners, L.P. ("Ripplewood Partners"), Ripplewood Advance Auto Parts Employee Fund I L.L.C. ("Ripplewood Employee Fund" and, together with Ripplewood Partners, the "Ripplewood Stockholder"), Nicholas F. Taubman and the Arthur Taubman Trust dated July 13, 1964 (the "Trust") (Mr. Taubman and the Trust collectively, the "Existing Stockholders" and each individually, an "Existing Stockholder"), WA Holding Co., a Delaware corporation (the "Sears Stockholder") and Peter J. Fontaine ("Fontaine"), Fontaine Industries Limited Partnership (the "Fontaine Partnership") and the Peter J. Fontaine Revocable Trust (the "Fontaine Trust").

                                   RECITALS

     A. On November 2, 1998, Holding, the Existing Stockholders, the FS Stockholder, the Ripplewood Stockholder and the Sears Stockholder entered into an Amended and Restated Stockholders Agreement (the "Restated Agreement").

     B. Pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 by and between Holding and the Company, the parties agreed that Holding will merge with and into the Company, with the Company continuing as the surviving corporation (the "Reincorporation Merger").

     C. On August 1, 2001, the boards of directors of Holding and the Company approved a resolution stating that following the Reincorporation Merger the rights and obligations of the stockholders of Holding to each other and to Holding shall be preserved and become the rights and obligations of the stockholders of the Company, including without limitation the rights and obligations under the Restated Agreement.

     D. Pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 (the "Merger Agreement") by and among Holding, Advance Stores Company, Incorporated, the Company, AAP Acquisition Corporation ("Merger Sub") and Discount Auto Parts, Inc. ("Discount"), the parties agreed that Merger Sub, a wholly-owned subsidiary of the Company, will merge with and into Discount, with Discount continuing as the surviving corporation in such merger (the "Discount Merger").

     E. Pursuant to the Merger Agreement, the parties thereto agreed to amend the Restated Agreement to, among other things, provide Fontaine with certain registration rights and to provide for Fontaine's election as a member of the Board of Directors of the Company upon the terms and conditions as more fully set forth in this Agreement.

     F.  Under Sections 7.1 and 12 of the Restated Agreement, the Restated
               ------------     --
Agreement may be amended to add the terms and conditions set forth in this Agreement in connection with the Discount Merger.

     G. The parties hereto intend that this Agreement shall become effective upon and only upon the consummation of the Reincorporation Merger and the contemporaneous Discount Merger.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Definitions.  The definitions of Common Stock, Company, and Initial
         -----------
Shares as set forth in Section 1.1 of the Restated Agreement are hereby amended
                       -----------
in their entirety as follows, and seven new definitions, the Agreement, Discount Merger, Fontaine Partnership, Fontaine Stockholder, Fontaine Trust, Mr. Fontaine, and Reincorporation Merger, are hereby added to Section 1.1 as
                                                          --------------
follows:

          "Agreement:   that certain Amended and Restated Stockholders Agreement
           ---------
dated as of November 2, 1998 by and among Advance Holding Corporation, the FS Stockholder, the Ripplewood Stockholder, the Existing Stockholders, and the Sears Stockholder, , as amended to date and as it may be amended from time to time."

          "Common Stock:  The Common Stock, par value $0.0001 per share, of the
           ------------
     Company."

          "Company:  Advance Auto Parts, Inc., a Delaware corporation."
           -------

          "Discount Merger: The merger of AAP Acquisition Corporation, a wholly owned subsidiary of the Company, with and into Discount Auto Parts, Inc., with Discount Auto Parts, Inc. continuing as the surviving corporation in such merger, all pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 by and among the Company, Advance Stores Company, Incorporated, Advance Holding Corporation, Discount Auto Parts, Inc., and AAP Acquisition Corporation.

          "Fontaine Partnership: Fontaine Industries Limited Partnership, a Nevada limited partnership."

          "Fontaine Stockholder:  The Fontaine Partnership and its Permitted
           --------------------
     Transferees."

          "Fontaine Trust: The Peter J. Fontaine Revocable Trust."

          "Initial Shares:  The 28,472,660 shares of Common Stock of the Company
           --------------
     issued and outstanding upon consummation of the Reincorporation Merger and the Discount Merger and held beneficially and of record by the Stockholders and the Fontaine Stockholder and any Option Shares as follows:


                                                                                 Options to
                                                                                  Purchase
                                                                   Common          Common
                           Stockholder                             Stock           Stock
-------------------------------------------------------------    -----------    ---------------

FS Equity Partners IV, L.P. ...............................      11,022,652               -

Ripplewood Partners, L.P. .................................       2,763,110               -

Ripplewood Advance Auto Parts Employee  Fund I L.L.C. .....         128,685               -

Nicholas F. Taubman........................................       1,148,632         250,000

The Arthur Taubman Trust dated July 13, 1964...............         898,633         250,000

WA Holding Co. ............................................      11,474,606               -

Fontaine Industries Limited Partnership....................       1,036,342               - "

         "Mr. Fontaine: Peter J. Fontaine."

         "Reincorporation Merger: The merger of Advance Holding Corporation with and into the Company, with the Company continuing as the surviving corporation, all pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 by and between Advance Holding Corporation and the Company."

     2.  Fontaine Permitted Transferee.  With respect to the Fontaine
         -----------------------------
Partnership, notwithstanding any other provision to the contrary in the Restated Agreement or this Agreement, the term "Permitted Transferee" shall mean (i) the Fontaine Trust, (ii) Mr. Fontaine or his spouse, children, grandchildren or other living descendants, or a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of Mr. Fontaine, his spouse or described relatives and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (a) distribute assets to Persons who are not among the relatives listed above or (b) have partners who are not among the relatives listed above or (iii) a legal representative of Mr. Fontaine in the event Mr. Fontaine becomes mentally incompetent or to Mr. Fontaine's personal representative following the death of Mr. Fontaine. Such Permitted Transferee shall be bound by all of the obligations of the Fontaine Partnership hereunder.

     3.  Registration Rights; Acquisitions of Common Stock.
         -------------------------------------------------

          (a)  The first sentence of Section 6.1 of the Restated Agreement is
                                     -----------
hereby amended in its entirety as follows:

          "6.1  Registration Rights.  FS Stockholder, the Sears Stockholder, the
                -------------------
     Ripplewood Stockholder, the Existing Stockholders and the Fontaine Partnership shall be entitled to certain registration rights with respect to their shares of Common Stock (the "Registration Rights").

          (b) A new sentence shall be added at the end of Section 6.1 as
                                                          -----------
          follows:

          "The Fontaine Partnership may not assign its Registration Rights except to a Permitted Transferee (provided that any Permitted Transferee of the Fontaine Partnership who is not Mr. Fontaine or the Fontaine Trust shall deliver to the Company a power-of-attorney appointing Mr. Fontaine (or an individual he designates if he is unable to act due to death or disability) as such Permitted Transferee's attorney-in-fact for purposes of exercising such Permitted Transferee's Registration Rights and fulfilling such Permitted Transferee's obligations under this Section 6)."

     4.  Section 6.2 of the Restated Agreement is hereby amended in its entirety
         -----------
as follows:

          "6.2  Acquisition of Common Stock.  After consummation of an Initial
                ---------------------------
     Public Offering, neither the Stockholders nor the Fontaine Stockholder shall purchase or permit its Affiliates to purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire (subject, in the case of the Trust, to Section 5.1(a)), beneficial ownership of additional shares of Common Stock or Securities."

     5.  Election to Board of Peter Fontaine.  The first two paragraphs of
         -----------------------------------
Section 7.1 of the Restated Agreement are hereby amended in their entirety as
-----------
follows:

          "7.1  The Board.
                ---------

          At each annual or special meeting of stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, the Existing Stockholders and the Fontaine Stockholder agree to exercise, or cause to be exercised, voting rights with respect to the shares of Voting Securities then held of record or beneficially owned by them, in such a manner that (i) three (3) candidates nominated by FS Stockholder, (ii) Mr. Taubman or, in the event of his death or disability, his representative designated in writing, (iii) one (1) candidate nominated by the Ripplewood Stockholder, (iv) the Chief Executive Officer of the Company, (v) three (3) candidates nominated by the Sears Stockholder, and (vi) Mr. Fontaine, shall be elected to fill and continue to hold positions on the Board.

          The FS Stockholder may require the Board to nominate, and the Stockholders to vote their shares in favor of electing, up to three (3) independent members of the Board of Directors (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), and each Stockholder shall take all actions necessary in connection therewith. Upon consummation of the Discount Merger, or as soon as practicable thereafter, the Company shall have at least three (3) independent members of the Board of Directors (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), as may be required by applicable law or stock exchange requirements or by the National Association of Securities Dealers in connection with the Discount Merger, and each Stockholder shall take all actions necessary in connection therewith. Neither Mr. Taubman (or his representative) nor Mr. Fontaine may be removed from the Board without cause. In addition, Mr. Taubman shall not be disqualified from being a director by virtue of his age. The Board of Directors shall have no fewer than ten (10) and no more than fourteen (14) directors and the Stockholders shall vote to have the Bylaws provide that the Company shall have no fewer than ten (10) nor more than fourteen (14) directors. Notwithstanding the preceding sentence, in the event of an acquisition by the Company where more than 10% of the Voting Securities are issued to the seller, and as an important element of the transaction additional Board seats are required (an "Acquisition Event"), the Stockholders will use reasonable best efforts to make such Board seats available including, without limitation, taking all necessary actions to amend this Agreement and the Bylaws and cause their respective nominees to the Board to approve an increase in the size of the Board, necessary amendments to this Agreement, and the election of new members of the Board."

     6.  Termination of Fontaine's Rights.  The following two sentences are
         --------------------------------
hereby added to the end of Section 7.4 of the Restated Agreement:
                           -----------

     "Mr. Fontaine's rights to be elected to fill and continue to hold a position on the Board pursuant to Section 7.1 shall terminate upon the
                                       -----------
     earliest to occur of the following events (each, a "Termination Event"):
     (a) January 1, 2004, (b) his submission of a voluntary resignation from the Board, (c) his removal from the Board for cause, (d) his ceasing to have beneficial interest in at least 50% of the

     Initial Shares beneficially owned by him upon the consummation of the Discount Merger and the Reincorporation Merger, (e) the expiration of the voting rights of the Stockholders and the Fontaine Stockholder to the Restated Agreement, or (f) his death. If the voting rights of the Stockholders and the Fontaine Stockholder to the Restated Agreement expire after Mr. Fontaine has been so elected, the Company shall thereafter continue to nominate Mr. Fontaine for a position on the Board of Directors until the occurrence of a Termination Event."

     7.  Restrictions on Amendments and Waivers.  The first sentence of Section
         --------------------------------------                         -------
12 of the Restated Agreement is hereby amended by inserting the following clause
--
in line 10 thereof after the words "Ripplewood Stockholder":

          "and to the extent the terms of the specific Registration Rights of the Fontaine Partnership or board rights of Mr. Fontaine would be prejudiced thereby, the written consent of the Fontaine Partnership or Mr. Fontaine, as the case may be, shall be required to amend, modify or waive compliance with this Agreement,"

     8.  Notice.  Section 14 of the Restated Agreement is hereby amended by
         ------   ----------
adding the following clause between the end of clause (vi) and the parenthetical clause that begins, "or at such other address . . .":

          "and (vii) if to Fontaine, the Fontaine Partnership or the Fontaine Trust, to Peter J. Fontaine, 41 Hilltop Lane, Asheville, NC 28803, facsimile: (828) 274-0109; with a copy to the Fontaine Industries Limited Partnership, 3305 West Spring Mountain Road, #60, Las Vegas, NV 89012, Attention: Peter J. Fontaine"

     9.  Registration Rights of the Fontaine Partnership.  Exhibit A of the
         -----------------------------------------------   ---------
Restated Agreement is hereby amended as follows:

          (a) The sentence preceding Section 1 of Exhibit A of the Restated Agreement is hereby amended in its entirety as follows:

          "Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Amended and Restated Stockholders Agreement (as amended to date and as it may be further amended from time to time) (the "Agreement") to which this Exhibit A is attached."

          (b)  The definition of Holder in Section 1.1 of Exhibit A of the
                                           -----------    ---------
Restated Agreement is hereby amended in its entirety as follows:

          "Holder" means the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, any Existing Stockholder, and/or the Fontaine Partnership (or any Permitted Transferee or permitted assignee thereof); provided, that the Fontaine Stockholder shall not be deemed to be a "Holder" for purposes of the first sentence of Section 2.1(a) of Exhibit A (i.e., the
                                       --------------    ---------
     Fontaine Stockholder shall not be entitled to rights to Demand Registrations as defined in Section 2.1(a))."
                                 ---------------

          (c)  (The fourth sentence of Section 2.1(a) of Exhibit A of the
                                       --------------    ---------
Restated Agreement is hereby amended in its entirety as follows:

          "The first time an Existing Stockholder or the Ripplewood Stockholder requests a Demand Registration, the FS Stockholder and the Sears Stockholder (or their Permitted Transferees or permitted assignees) shall each be entitled to submit to the Company, within ten (10) days after receipt of notice of such Existing Stockholder's or Ripplewood Stockholder's request for a Demand Registration, a written request for a Demand Registration (the "Simultaneous Registration") and shall thereby join in the request of such Existing Stockholder or the Ripplewood Stockholder, and thereupon each of the Existing Stockholders, Ripplewood Stockholder, the Fontaine Partnership, Sears Stockholder and FS Stockholder shall be entitled to include Registrable Securities in such Demand Registration on a pro rata basis, determined based on the number of Registrable Securities then sought to be included by the FS Stockholder, the Sears Stockholder, all Existing Stockholders, the Ripplewood Stockholder and the Fontaine Partnership (in each case including any Permitted Transferees or permitted assignees) and other Persons entitled to include shares therein pursuant to Demand Registration rights, respectively, up to the number of Registrable Securities proposed to be sold in such Demand Registration and, for purposes of Section 2.3, prior to
                                                           ------------
     any person including Registrable Securities under Section 2.2 or other
                                                       -----------
     Piggy-Back Registration Rights."

          (d)  The seventh sentence of Section 2.1(a) of Exhibit A of the
                                       --------------    ---------
Restated Agreement is hereby amended in its entirety as follows:

          "The first time the Ripplewood Stockholder requests a Demand Registration, if (i) within the 10-day period set forth in the fourth sentence of this Section 2.1(a), neither the FS Stockholder nor the Sears Stockholder requests a Simultaneous Registration, and (ii) the Existing Stockholder has not previously requested a Demand Registration counted under Section 2.1(b), then, by giving notice within three (3) business days
           --------------
     of the end of said 10-day period, the Existing Stockholders may request a Simultaneous Registration with the Ripplewood Stockholder, and if such a request is made, thereupon the Existing Stockholders, the Ripplewood Stockholder and the Fontaine Partnership shall be entitled to include Registrable Securities in such Demand Registration on a pro rata basis, determined based on the number of Registrable Securities then sought to be included by the Ripplewood Stockholder, all Existing Stockholders, the Fontaine Partnership (in each case including Permitted Transferees) and other Persons entitled to include shares therein pursuant to Demand Registration rights (it being understood that each of the FS Stockholder and the Sears Stockholder shall have waived its right to participate therein except pursuant to Section 2.2), respectively, up to the number of Registrable
                 ------------
     Securities proposed to be sold in such Demand Registration and, for purposes of Section 2.3, prior to any Person including Registrable
                 -----------
     Securities under Section 2.2 or other Piggy-Back Registration Rights.  The
                      -----------
     first time an Existing Stockholder requests a Demand Registration, if (i) within the 10-day period set forth in the fourth sentence of this Section 2.1(a), neither the FS Stockholder nor the Sears Stockholder requests a Simultaneous Registration, and (ii) the Existing Stockholder has not previously requested a Demand Registration counted under Section 2.1(b), then, by giving notice within three (3) business days of the end of said 10-day period, the Fontaine Partnership may request a Simultaneous Registration with the Existing Stockholder, and if such a request is made, thereupon the Existing Stockholders and the Fontaine Partnership shall be entitled to include Registrable Securities in such Demand Registration on a pro rata basis, determined based on the number of Registrable Securities then sought to be included by the all Existing Stockholders, the Fontaine Partnership (in each case including Permitted Transferees) and other Persons entitled to include shares therein pursuant to Demand Registration rights (it being understood that each of the FS Stockholder and the Sears Stockholder shall have waived its right to participate therein except pursuant to Section 2.2), respectively, up to the number of Registrable Securities proposed to be sold in such Demand Registration and, for purposes of Section 2.3, prior to any Person including Registrable Securities under Section 2.2 or other Piggy-Back Registration Rights."

          (e)  Section 2.3(a) of Exhibit A of the Restated Agreement is hereby
               --------------    ---------
amended in its entirety as follows:

          "SECTION 2.3  Reduction of Offering.
                        ---------------------

               (a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2
                                                             -----------    ---
     determine that the size of the offering that the Holders, the Company or any other Persons intend to make is such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, if the size of the offering is the basis of such Underwriter's or Underwriters' determination, the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering equal to the Excess Amount, such reduction first to be allocated pro rata among the Holders or other Persons who did not initiate the request for a Demand Registration according to the number of Registrable Securities requested for inclusion, with the Holder or Holders or other Persons who initiated the request for a Demand Registration entitled to include shares therein to the maximum extent possible provided that if such Holders cannot include all their shares in such offering, the amount of Registrable Securities to be registered shall be reduced pro rata among the initiating Holders (provided further that if the Sears Stockholder or the FS Stockholder initiates a Demand Registration pursuant to Section 2.1(a) and an Existing Stockholder
                                     --------------
     or the Ripplewood Stockholder or the Fontaine Partnership requests to participate in such Demand Registration, the FS Stockholder or Sears Stockholder (or both in the case of a Simultaneous Registration by them), and such Existing Stockholder, the Ripplewood Stockholder or the Fontaine Partnership and each of them participating shall be treated pari passu with
                                                                 ----------
     respect to a reduction under this Section 2.3 and (ii) in the case of a
                                       -----------
     Piggy-Back Registration, if securities are being offered for the account of other Persons as well as the Company, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holders) and, with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holders and third parties such reduction may be all of such class of securities)."

          (f)  Section 2.4 of Exhibit A of the Restated Agreement is hereby
               -----------    ---------
amended in its entirety as follows:

          "SECTION 2.4  Additional Rights.  The Company shall not grant to any
                        -----------------
     Person registration rights on terms which are more favorable to such Person than or which otherwise interferes with (it being understood that the granting of registration rights to other stockholders shall not by itself be deemed to so interfere) those accorded to the Ripplewood Stockholder, the Existing Stockholders or the Fontaine Partnership."

     10.  Deletion of Schedule 1.  Schedule 1 to the Restated Agreement is
          ----------------------   ----------
hereby deleted in its entirety.

     11.  Effectiveness.  This Agreement shall become effective upon and only
          -------------
upon the consummation of the Reincorporation Merger and the contemporaneous Discount Merger and shall terminate and be of no force and effect upon termination of the Merger Agreement in accordance with its terms.

     12.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Delaware without regard to the conflicts of laws rules thereof.

     13.  Representations and Warranties.
          ------------------------------

          (a) Each Stockholder and the Fontaine Partnership represents and warrants (i) that it has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Agreement; (ii) that this Agreement and the performance of its obligations hereunder have been duly authorized, and that this Agreement has been duly executed and delivered by it and is a valid and binding agreement, enforceable against it in accordance with its terms; (iii) that upon the consummation of the Reincorporation Merger and the Discount Merger, it will own beneficially and of record the shares of Common Stock and the rights, options or warrants to purchase any capital stock of the Company set forth opposite its name under the definition of Initial Shares, free and clear of any lien, claim, charge, option, security interest, restriction or encumbrance other than applicable restrictions set forth in this Agreement; and (iv) that it does not own beneficially or of record any other securities or rights, options or warrants to purchase any securities of the Company.

          (b) The Trust further represents and warrants that it is a trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The sole living Trust beneficiaries are: Nicholas F. Taubman (during his lifetime) and, upon the death of Nicholas F. Taubman, his children then living (presently his children are Marc E. Taubman and Lara L. Taubman). The execution, delivery and performance of this Agreement will not violate any trust document establishing or governing the Trust.

     Mr. Fontaine, in his individual capacity and as trustee of the Fontaine Trust, further represents and warrants that as of the date hereof, (i) the Fontaine Trust is the record and beneficial owner of all of the general partnership interests of the Fontaine Partnership, (ii) the Fontaine Trust and Fontaine are the record and beneficial owners of all of the limited partnership interests of the Fontaine Partnership, and (iii) the Fontaine Trust and Fontaine own such partnership interests (general and limited) free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (except for any encumbrance arising under the limited partnership agreement of the Fontaine Partnership)

     14.  Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be enforced as originally contemplated to the greatest extent possible.

     15.  Entire Agreement.  This Agreement together with the Company's Articles
          ----------------
of Incorporation and Bylaws as in effect on the date hereof constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

     16.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         ADVANCE HOLDING CORPORATION,
                         a Virginia corporation


                         By:  ________________________________

                         Its: ________________________________


                         ADVANCE AUTO PARTS, INC.,
                         a Delaware corporation


                         By:  ________________________________

                         Its: ________________________________


                         NICHOLAS F. TAUBMAN


                         _____________________________________


                         THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964


                         By:  _______________________________
                              Trustee


                         RIPPLEWOOD PARTNERS, L.P.,
                         a Delaware limited partnership


                         By:  ________________________________

                         Its: ________________________________


                         RIPPLEWOOD ADVANCE AUTO PARTS
                         EMPLOYEE FUND I L.L.C.,
                         a Delaware limited liability company

                         By:  ________________________________

                         Its: ________________________________


                         FS EQUITY PARTNERS IV, L.P.,
                         a Delaware limited partnership

                         By:  FS Capital Partners, LLC
                              Its:  General Partner


                              By:  ________________________________

                              Its: ________________________________


                         WA HOLDING CO., formerly
                         WESTERN AUTO HOLDING CO.,
                         a Delaware corporation


                         By:  ____________________________________

                         Its: ____________________________________



                         For purposes of the last sentence of Section 12 of the Agreement only:

                         SEARS, ROEBUCK AND CO.,
                         a New York corporation


                         By:  ___________________________________

                         Its: ___________________________________



                         PETER J. FONTAINE,
                         an individual


                         ________________________________________


                         FONTAINE INDUSTRIES LIMITED PARTNERSHIP, a Nevada limited partnership

                         By:   Peter J. Fontaine Revocable Trust
                         Its:  General Partner

                              __________________________________
                              By:  Peter J. Fontaine
                              Its:  Trustee

                         PETER J. FONTAINE REVOCABLE TRUST,
                         a Florida revocable trust


                         ________________________________________
                         By:  Peter J. Fontaine
                         Its:  Trustee